Exhibit 10.10

FORM OF REGISTRATION RIGHTS AGREEMENT

by and among

TURN THERAPEUTICS INC.

and

THE STOCKHOLDERS IDENTIFIED ON THE SIGNATURE PAGE HERETO

Dated as of [●], 2025

TABLE OF CONTENTS

Page

Article 1
Definitions

Section 1.01.	Defined Terms	1
Section 1.02.	General Interpretive Principles	4

Article 2
Registration Rights

Article 3
Miscellaneous

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [●] (this “Agreement”), is by and among Turn Therapeutics Inc., a Delaware corporation (the “Company”) and certain stockholders of the Company identified on the signature page hereto (each, a “Holder” and collectively, the “Holders”).

WITNESSETH:

WHEREAS, the Company is currently contemplating a direct listing (“Listing”) of its common stock (as defined below); and

WHEREAS, the Company desires to grant registration rights to the Holders on the terms and conditions set out in this Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article 1
Definitions

Section 1.01.        Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any federal, state, local, foreign or international arbitration or mediation tribunal.

“Affiliate” in respect of a Person, means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity; provided that the Company and its subsidiaries shall not be considered Affiliates of any Holder for the purpose of this Agreement. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions are authorized or obligated by law to be closed in New York, New York.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any shares into which such common stock may thereafter be converted or changed (including, without limitation, by way of a dividend or distribution or share split or in connection with a combination of shares, recapitalization, merger, consolidation, exchange or other reorganization or similar change in the capital structure of the Company involving such common stock).

“Company Notice” has the meaning set forth in Section 2.01(a).

“Demand Registration” has the meaning set forth in Section 2.01(a).

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System administered by the SEC or any successor electronic filing system for such purposes.

“Eligible Holders” has the meaning set forth in Section 2.01(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority and any successor thereto.

“Governmental Authority” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, government and any executive official thereof.

“Holder” has the meaning set forth in the preamble to this Agreement and shall include their successors, by merger, acquisition, reorganization or otherwise, any other person who joins this Agreement or is otherwise a permitted transferee pursuant to Section 3.03, and any of their Affiliates, so long as such Person holds any Registrable Securities.

“Initiating Holder(s)” has the meaning set forth in Section 2.01(a).

“Listing” has the meaning set forth in the recitals to this Agreement.

“Loss” or “Losses” has the meaning set forth in Section 2.08(a).

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Piggyback Registration” has the meaning set forth in Section 2.02(a).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means any Shares and any securities issued or issuable directly or indirectly with respect to, in exchange for, upon the conversion of or in replacement of the Shares, whether by way of a dividend or distribution or share split or in connection with a combination of shares, recapitalization, merger, consolidation, exchange or other reorganization; provided that any such Shares shall cease to be Registrable Securities if (i) they have been registered and sold pursuant to an effective Registration Statement, (ii) they have been transferred by a Holder in a transaction in which the Holder’s rights under this Agreement are not, or cannot be, assigned, (iii) they may be sold pursuant to Rule 144 under the Securities Act without limitation thereunder with respect to holding period requirements, volume or manner of sale and the Holder of such securities does not beneficially own more than 1% of outstanding Common Stock, or (iv) they have ceased to be outstanding.

“Registration” means a registration with the SEC of the offer and sale to the public of Common Stock under a Registration Statement. The terms “Register,” “Registered” and “Registering” shall have a correlative meaning.

“Registration Expenses” shall mean all reasonable expenses incident to a Registration and any related offer and sale pursuant to the terms of this Agreement, including all (i) registration, qualification and filing fees; (ii) expenses incurred in connection with the preparation, printing and filing under the Securities Act of the Registration Statement, any Prospectus and any issuer free writing prospectus and the distribution thereof; (iii) the fees and expenses of the Company’s counsel, independent accountants and any experts, any other accounting fees, charges and expenses incurred by the Company (including any expenses arising from any comfort letters or any special audits incident to or required by any registration or qualification), and fees and expenses of one counsel to all Holders, as well one additional counsel in each jurisdiction where a Holder is organized; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws and the preparation, printing and distribution of a blue sky or legal investment memorandum (including the related fees and expenses of counsel); (v) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of an offering by, FINRA; (vii) expenses incurred in connection with any “road show” presentation to potential investors; (viii) printing expenses, messenger, telephone and delivery expenses; (ix) internal expenses of the Company (including all salaries and expenses of employees of the Company performing legal or accounting duties); and (x) fees and expenses of listing any Registrable Securities on any securities exchange on which Common Stock are then listed; but excluding any Selling Expenses payable by the Holders.

“Registration Period” has the meaning set forth in Section 2.01(c).

“Registration Rights” shall mean the rights of the Holders to cause the Company to Register Registrable Securities pursuant to this Agreement.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes not customarily paid by the issuer of securities in an offering and that would be applicable to the sale of Registrable Securities hereunder, which for any Registration shall be borne and paid by the Holders in proportion to the number of Registrable Securities registered by or on behalf of each such Holder.

“Shares” means all Common Stock that are beneficially owned by the Holders or any of their Affiliates or any permitted transferee of rights under Section 3.03 from time to time, whether or not held immediately following the Listing.

“Shelf Registration” means a Registration Statement of the Company for an offering to be made on a delayed or continuous basis of Common Stock pursuant to Rule 415 under the Securities Act (or similar provisions then in effect).

“Subsidiary” means, when used with respect to any Person, (a) a corporation in which such Person or one or more Subsidiaries of such Person, directly or indirectly, owns capital stock having a majority of the total voting power in the election of directors of all outstanding shares of all classes and series of capital stock of such corporation entitled generally to vote in such election; and (b) any other Person (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

Section 1.02.      General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereof,” “herein,” “hereunder” and similar terms refer to this Agreement as a whole (including the exhibits hereto), and references herein to Articles and Sections refer to Articles and Sections of this Agreement. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be performed or given timely if performed or given on the next succeeding Business Day. References to a Person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Article 2
Registration Rights

Section 2.01.      Demand Registrations.

(a)            Request. Each Holder shall have the right to request that the Company file a Registration Statement with the SEC on the appropriate registration form for all or part of the Registrable Securities held by such Holder once the Registrable Securities that such Holder proposes to register are no longer subject to any lock-up that may be applicable to such securities in connection with the Listing (which may be due to the expiration or waiver of such lock-up with respect to such Registrable Securities) by delivering a written request to the Company specifying the kind and number of shares of Registrable Securities such Holder wishes to Register and the intended method of distribution thereof (a “Demand Registration” and the Holder submitting such Demand Registration, the “Initiating Holder”). The Company shall within 10 Business Days of the receipt of such request, give written notice of such Demand Registration (the “Company Notice”) to all Holders other than the relevant Initiating Holder (the “Eligible Holders”), and such other Eligible Holders may, upon written request given no later than 10 Business Days following their receipt of the Company Notice, request that the Company also effect the Registration of all or part of each Eligible Holder’s Registrable Securities. Thereafter, the Company shall (i) use its reasonable best efforts to file a Registration Statement in respect of such Demand Registration for all Registrable Securities that the Initiating Holder and Eligible Holders have requested to be included within 45 days of receipt of the Initiating Holder’s request, and (ii) use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable thereafter.

(b)            Limitations of Demand Registrations. There shall be no limitation on the number of Demand Registrations pursuant to Section 2.01(a); provided, however, that, except as set forth in Section 2.01(f), the Holders shall not require the Company to take any action to effect any Demand Registration (i) within six (6) months after a Demand Registration pursuant to this Section 2.01 that has been declared or ordered effective, (ii) during the period starting with the date of filing of, and ending on a date 180 days after the effective date of a Company-initiated registration (other than a registration related solely to the sale of securities to employees of the Company pursuant to an equity incentive plan, share purchase or similar plan or to a Rule 145 transaction); provided that the Company is actively employing in good faith any reasonable efforts to cause such registration statement to become effective. In the event that any Person shall have received rights to Demand Registrations pursuant to Section 3.03, and such Person shall have made a Demand Registration request, such request shall be treated as having been made by the Holder who transferred such rights to such Person. The Registrable Securities requested to be Registered pursuant to Section 2.01(a) (including, for the avoidance of doubt, the Registrable Securities of Eligible Holders requested to be registered) must represent (i) an aggregate offering price of Registrable Securities (before deduction of underwriters’ discounts and commissions) that is reasonably expected to equal at least $20,000,000 or (ii) all of the remaining Registrable Securities owned by the Initiating Holder and its Affiliates.

(c)            Effective Registration. The Company shall be deemed to have effected a Registration for purposes of Section 2.01(b) if the Registration Statement is declared effective by the SEC or becomes effective upon filing with the SEC, and remains effective until the earlier of (i) the date when all Registrable Securities thereunder have been sold and (ii) 60 days from the effective date of the Registration Statement (the “Registration Period”). No Registration shall be deemed to have been effective if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied by reason of the Company or the number of Registrable Securities included in any such Registration Statement is reduced in accordance with Section 2.01(e) such that less than 25% of the aggregate number of Registrable Securities requested to be Registered pursuant to Section 2.01(a) are included. If, during the Registration Period, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority, the Registration Period shall be extended on a day-for-day basis for any period the Holder is unable to complete an offering as a result of such stop order, injunction or other order or requirement of the SEC or other Governmental Authority.

(d)            Underwritten Offering. If the Initiating Holder so indicates at the time of its request pursuant to Section 2.01(a), such offering of Registrable Securities shall be in the form of an Underwritten Offering and the Company shall include such information in the Company Notice. In the event that the Initiating Holder intends to distribute the Registrable Securities by means of an Underwritten Offering, no Holder may include Registrable Securities in such Registration unless such Holder, subject to the limitations set forth in Section 2.06, (i) agrees to sell its Registrable Securities on the basis provided in the applicable underwriting arrangements; (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements in customary form; and (iii) cooperates with the Company’s reasonable requests in connection with such Registration (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate, will not constitute a breach by the Company of this Agreement).

(e)            Priority of Securities in an Underwritten Offering. If the Company, after consultation with the managing underwriter or underwriters of a proposed Underwritten Offering, pursuant to this Section 2.01, determines in good faith that the number of securities requested to be included in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the number of securities to be included in such Underwritten Offering shall be reduced in the following order of priority:

first, there shall be excluded from the Underwritten Offering any securities to be sold for the account of any selling securityholder other than the Initiating Holder and the Eligible Holders;

second, there shall be excluded from the Underwritten Offering any securities to be sold for the account of the Company; and

third, there shall be excluded from the Underwritten Offering any securities to be sold for the account of the Initiating Holder and the Eligible Holders and their respective Affiliates that have been requested to be included therein, pro rata among such Holders based on the number of Registrable Securities so requested to be included in such Registration by each such Holder, in each case to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by the Company after consultation with the managing underwriter or underwriters.

(f)             Shelf Registration.

(i)            At any time when the Company is eligible to use Form S-3, any Holder may request the Company to effect a Shelf Registration; provided that if the Company is not eligible to use Form S-3 following twelve (12) full calendar months after the Listing, the Company shall effect a Shelf Registration on a Form S-l upon the request of any Holder. The Company shall use its reasonable best efforts to file a Registration Statement in respect of such Shelf Registration within 45 days of receipt of the request, and use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable thereafter. The Company shall use its reasonable best efforts to cause such Registration Statement to remain effective under the Securities Act until the earlier of the date (i) all Registrable Securities covered by such Registration Statement have been sold or (ii) all Registrable Securities covered by such Shelf Registration otherwise cease to be Registrable Securities. The Company shall promptly, and within two (2) Business Days after the Company confirms effectiveness of the Registration Statement in respect of such Shelf Registration with the SEC, notify the requesting Holder(s) of the effectiveness of the Registration Statement in respect of such Shelf Registration; provided, however, this requirement shall be satisfied if a notice of effectiveness of the above-referenced Registration Statement has been filed by the SEC on EDGAR by such deadline; provided, further, that notwithstanding the second sentence of this Section 2.01(f), the Company shall (i) use its reasonable best efforts to effectuate any Underwritten Offering from such Shelf Registration (an “Underwritten Shelf Takedown”) requested by an Initiating Holder as soon as practicable after receipt of such request and (ii) only be required to effectuate one (1) Underwritten Shelf Takedown from such Shelf Registration within any three-month period. The provisions of Section 2.01(a)-(e) and (g)-(h) shall apply mutatis mutandis to such Underwritten Shelf Takedown, with references to “file a Registration Statement” or “become effective” being deemed references to filing of a prospectus or supplement for such Underwritten Shelf Takedown and references to “Registration” being deemed references to the Underwritten Shelf Takedown; provided that Eligible Holders shall only include Holders whose Registrable Securities are included in such Shelf Registration or may be included therein without the need for an amendment to such Shelf Registration (other than an automatically effective amendment). So long as the Shelf Registration is effective, the Initiating Holder may not request any Demand Registration pursuant to Section 2.01(a) with respect to Registrable Shares that are Registered on such Shelf Registration; provided that, for the avoidance of doubt, any Holder whose Registrable Securities are included in such Shelf Registration (including such Initiating Holder) may request Underwritten Shelf Takedowns in accordance with this Section 2.01(f).

If the Company shall receive a request from the Initiating Holder that the Company effect a Shelf Registration (including an Underwritten Shelf Takedown), then the Company shall promptly give the Company Notice at least 10 Business Days prior to the anticipated filing date of the registration statement relating to such Shelf Registration or the anticipated pricing of such Underwritten Shelf Takedown, as the case may be, to all Holders other than the Initiating Holder and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the Registration or offering of:

(A)          all Registrable Securities for which the Initiating Holder has requested Registration or inclusion in an Underwritten Shelf Takedown under this section, and

(B)           all other Registrable Securities of the same class as those requested to be Registered by the Initiating Holder that any Eligible Holders have requested the Company to Register in a Shelf Registration or include in an Underwritten Shelf Takedown, in each case, by request received by the Company within 10 Business Days after such Holders receive the Company Notice, all to the extent necessary to permit the Registration of the Registrable Securities so to be Registered on such Shelf Registration or inclusion of Registrable Securities in such Underwritten Shelf Takedown, as applicable.

(ii)           At any time prior to the effective date of such Shelf Registration, the Initiating Holder may revoke such request, without liability to any of the other Eligible Holders, by providing a notice to the Company revoking such request. For the avoidance of doubt, such request, if revoked pursuant to this paragraph, shall not constitute a Demand Registration; provided that such Initiating Holder reimburses the Company for all reasonable documented out-of-pocket expenses incurred by the Company in preparation for the inclusion of such Initiating Holder’s Registrable Shares in such Shelf Registration; and the Company shall continue all efforts to secure effectiveness of the applicable Shelf Registration Statement with respect to any other Registrable Securities requested to be included by each of the Holders that has not withdrawn its Registrable Securities.

(iii)          The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Registration.

(iv)          For the avoidance of doubt, upon notice to the Initiating Holder and any other participating Eligible Holder, the Company may postpone effecting a Shelf Registration pursuant to Section 2.01(g).

(g)            Postponement. Upon notice to, in the case of a Demand Registration, the Initiating Holder for such Demand Registration and any other Eligible Holders or, in the case of filing a Shelf Registration or Underwritten Shelf Takedown, the Initiating Holder or Holders requesting such Underwritten Shelf Takedown and any other Holders to which a Company Notice has been delivered with respect to such Underwritten Shelf Takedown, the Company may postpone effecting a Registration or Underwritten Shelf Takedown, as applicable, pursuant to this Section 2.01 on two (2) occasions during any period of twelve (12) consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (i) the Company reasonably determines in good faith that effecting the Registration or Underwritten Shelf Takedown, as applicable, would materially and adversely affect a proposal or plan by the Company to engage in (directly or indirectly through any of its Subsidiaries): (x) a material acquisition or divestiture of assets; (y) a merger, consolidation, tender offer, reorganization, primary offering of the Company’s securities subject to the ability of Holders to piggyback pursuant to Section 2.02 or similar material transaction; or (z) a material financing or any other material business transaction with a third party or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

(h)            Right to Withdraw. Unless otherwise agreed, each Holder shall have the right to withdraw such Holder’s request for inclusion of its Registrable Securities in any Underwritten Offering pursuant to this Section 2.01 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of such Holder’s request to withdraw and, subject to the preceding clause, each Holder shall be permitted to withdraw, without liability to the Company or any other Eligible Holders, all or part of such Holder’s Registrable Securities from a Registration at any time prior to the effective date thereof.

Section 2.02.      Piggyback Registrations.

(a)            Participation. If the Company proposes to file a Registration Statement under the Securities Act with respect to any offering of Common Stock or otherwise conduct an offering of Common Stock pursuant to an effective Registration Statement, in each case, for its own account and/or for the account of any other Persons (other than a Registration (i) under Section 2.01 hereof, (ii) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement) or Form S-4 or similar form that relates to a transaction subject to Rule 145 under the Securities Act, (iii) pursuant to a registration statement required to be filed pursuant to the Share Purchase Agreement and Registration Rights Agreement, each dated December 7, 2024, by and among the Company, GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (“GEM”) and the Side Letter, dated April 11, 2025, by and among the Company and GEM, (iv) in connection with any dividend reinvestment or similar plan, or (v) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction solely for the purpose of effecting an acquisition of assets or securities of another entity), then, as soon as practicable (but in no event less than five (5) Business Days prior to the proposed date of filing such Registration Statement or the launch of such offering pursuant to an effective Registration Statement, as applicable), the Company shall give written notice of such proposed filing to each Holder, and such notice shall offer such Holders the opportunity to Register under such Registration Statement or otherwise sell in such offering such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.02(a) and Section 2.02(c), the Company shall include in such Registration Statement or other offering all such Registrable Securities that are requested to be included therein within four (4) Business Days after the receipt of any such notice; provided, however, that if, at any time after giving written notice of its intention to Register or otherwise offer any securities pursuant to this Section 2.02(a) and prior to the effective date of the Registration Statement filed in connection with such Registration or launch of such offering, the Company shall determine for any reason not to Register or to delay Registration or offering of such securities, the Company may, at its election, give prompt written notice of such determination to each such Holder and, thereupon, (i) in the case of a determination not to Register or otherwise offer securities, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration and shall have no liability to any Holder in connection with such termination, and (ii) in the case of a determination to delay Registration or other offer of securities, shall be permitted to delay Registering any Registrable Securities for the same period as the delay in Registering such other Common Stock, in each case without prejudice, however, to the rights of any Holder to request that such Registration be effected as a Demand Registration under Section 2.01. For the avoidance of doubt, no Registration or other offering effected under this Section 2.02 shall relieve the Company of its obligation to effect any Demand Registration under Section 2.01. If the offering pursuant to a Registration Statement pursuant to this Section 2.02 is to be an Underwritten Offering, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.02(a) shall, and the Company shall use reasonable best efforts to coordinate arrangements with the underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.02(a) shall, and the Company shall use reasonable best efforts to coordinate arrangements so that each such Holder may, participate in such offering on such basis. If the Company files a Shelf Registration for its own account and/or for the account of any other Persons, the Company agrees that it shall use its reasonable best efforts to include in such Registration Statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the Holders may be added to such Shelf Registration at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

(b)            Right to Withdraw. Unless otherwise agreed, each Holder shall have the right to withdraw such Holder’s request for inclusion of its Registrable Securities in any Underwritten Offering pursuant to this Section 2.02 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of such Holder’s request to withdraw and, subject to the preceding clause, each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

(c)            Priority of Piggyback Registration. If the Company, after consultation with the managing underwriter or underwriters of a proposed Underwritten Offering, determines in good faith that the number of securities requested to be included in such Underwritten Offering exceeds the number which can be sold in such Underwritten Offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Underwritten Offering shall be reduced in the following order of priority:

first, there shall be excluded from the Underwritten Offering any securities to be sold for the account of any selling securityholder other than the Holders,

second, there shall be excluded from the Underwritten Offering any securities to be sold for the account of Holders and their Affiliates that have been requested to be included therein, pro rata among such Holders based on the number of Registrable Securities so requested to be included in such Registration by each such Holder, third, there shall be excluded from the Underwritten Offering any securities to be sold for the account of the Company,

in each case to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by the Company after consultation with the managing underwriter or underwriters.

Section 2.03.      Selection of Underwriter(s). In any Underwritten Offering pursuant to Section 2.01, the Initiating Holder shall select the underwriter(s), providing that such selection is acceptable to the Company, acting in good faith.

Section 2.04.      Registration Procedures.

(a)            In connection with the Registration and/or sale of Registrable Securities pursuant to this Agreement, through an Underwritten Offering or otherwise, the Company shall use reasonable best efforts to effect or cause the Registration and the sale of such Registrable Securities as quickly as commercially practicable in accordance with the intended methods of disposition thereof and:

(i)            prepare and file the required Registration Statement, including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing with the SEC a Registration Statement or Prospectus, or any amendments or supplements thereto, (A) furnish to the underwriters, if any, the Holders participating in such Registration and their respective counsel, copies of all documents prepared to be filed, which documents will be subject to the review of such underwriters, the Holders and their respective counsel, with an adequate and appropriate opportunity for review and comment, and (B) consider in good faith any comments of the underwriters and such Holders and their respective counsel on such documents;

(ii)           prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective in accordance with the terms of this Agreement and to comply with the provisions of the Securities Act with respect to the disposition of all of the Shares Registered thereon;

(iii)          in the case of a Shelf Registration, prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares subject thereto for a period ending on the later of (x) the 3rd anniversary after the effective date of such Registration Statement or (y) the date on which all Shares Registered thereon have been sold;

(iv)          notify the participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, or when the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, (B) of any written comments by the SEC or any request by the SEC or any other Governmental Authority for amendments or supplements to such Registration Statement or such Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in any material respect, and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)           promptly notify each selling Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the occurrence of any event as a result of which the applicable Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the selling Holder and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement or Prospectus which will correct such statement or omission or effect such compliance;

(vi)          use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(vii)         promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and the selling Holders may reasonably request to be included therein in order to permit the intended method of distribution of the Registrable Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii)        furnish to each selling Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix)          deliver to each selling Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus or any amendment or supplement thereto by each selling Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such selling Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;

(x)           on or prior to the date on which the applicable Registration Statement is declared effective or becomes effective, use its reasonable best efforts to register or qualify, and cooperate with each selling Holder, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as any selling Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of sales and dealings in such jurisdictions of the United States for so long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi)          in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with each selling Holder, the managing underwriter or underwriters, if any, and the transfer agent to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive Securities Act legends and the delivery of any required legal opinions in connection therewith; and to register such Registrable Securities in such denominations and such names as such selling Holder or the underwriter(s), if any, may request at least two (2) Business Days prior to such sale of Registrable Securities; provided that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s (“DTC”) Direct Registration System;

(xii)          cooperate and assist in any filings required to be made with the FINRA and each securities exchange, if any, on which any of the Company’s securities are then listed or quoted and on each inter-dealer quotation system on which any of the Company’s securities are then quoted, and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of each such exchange, and use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii)         not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with DTC; provided that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of DTC’s Direct Registration System;

(xiv)        in the case of an Underwritten Offering, obtain for delivery to and addressed to the selling Holders and the underwriter or underwriters, an opinion and negative assurance letter from the Company’s outside counsel in customary form and content for the type of Underwritten Offering, dated the date of the closing under the underwriting agreement and any customary certificates executed by authorized officers of the Company as may be requested by any Holder or any underwriter of such Registrable Securities;

(xv)         in the case of an Underwritten Offering, obtain for delivery to and addressed to the underwriter or underwriters and, to the extent agreed by the Company’s independent certified public accountants, each selling Holder, a comfort letter from the Company’s independent certified public accountants (and the independent certified public accountants with respect to any acquired company financial statements) in customary form and content for the type of Underwritten Offering, including with comfort letters customarily delivered in connection with quarterly period financial statements if applicable, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(xvi)        enter into such customary agreements (including underwriting and indemnification agreements), make such representations and warranties and take all such other actions as any participating Holder or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the Registration and disposition of such Registrable Securities in form, substance and scope as are customarily made by issuers in public offerings similar to the offering then being undertaken for the Registrable Securities;

(xvii)       use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable, but no later than 90 days after the end of the 12-month period beginning with the first day of the Company’s first quarter commencing after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder and covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement;

(xviii)      provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xix)         cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any shares of the Company’s Common Stock are then listed or quoted and on each inter-dealer quotation system on which any shares of the Company’s Common Stock are then quoted, including the filing of any required supplemental listing application;

(xx)          in the case of an Underwritten Offering, provide (A) each Holder participating in the Registration, (B) the underwriters (which term, for purposes of this Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act) of the Registrable Securities to be Registered, (C) the sale or placement agent therefor, if any, (D) counsel for such underwriters or agent, and (E) any attorney, accountant or other agent or representative retained by such Holder or any such underwriter, as selected by such Holder, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto, and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder(s) and their counsel should be included; and for a reasonable period prior to the filing of such Registration Statement, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the parties referred to in (A) through (E) above, all pertinent financial and other records, pertinent corporate documents and properties of the Company that are available to the Company, and cause the Company’s officers, employees and the independent public accountants who have certified its financial statements to make themselves available at reasonable times and for reasonable periods, to discuss the business of the Company and to supply all information available to the Company reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility, subject to the foregoing; provided that any such Person gaining access to information or personnel pursuant to this Section 2.04(a)(xx) shall agree to use best efforts to protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (x) the release of such information is required by law or regulation or is requested or required by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (y) such information is or becomes publicly known without a breach of this Agreement, (F) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (z) such information is independently developed by such Person;

(xxi)         in the case of an Underwritten Offering, to cause the executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and

(xxii)        take all other customary steps reasonably necessary to effect the Registration, offering and sale of the Registrable Securities.

(b)            As a condition precedent to any Registration hereunder, the Company may require each Holder as to which any Registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder, its ownership of Registrable Securities and other matters as the Company may from time to time reasonably request in writing. Each such Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c)            Each Holder agrees that, upon receipt of any written notice from the Company of the occurrence of any event of the kind described in Section 2.04(a)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.04(a)(v), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement for a Demand Registration is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.04(a)(v) or is advised in writing by the Company that the use of the Prospectus may be resumed.

Section 2.05.      Holdback Agreements. Each of the Company and each Holder that sells Registrable Securities in an Underwritten Offering pursuant to this Agreement agrees, upon notice from the managing underwriter or underwriters in connection with such Underwritten Offering of the Company’s securities, not to effect (other than pursuant to such Registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the managing underwriters during such period as reasonably requested by the managing underwriters (but in no event longer than the seven (7) days before and the 90 days after the pricing of such Underwritten Offering); and subject to reasonable and customary exceptions to be agreed with such managing underwriter or underwriters, including, but not limited to, permitting Holders to transfer or distribute Shares to their respective affiliates, stockholders, partners, members, or investment funds or vehicles. Notwithstanding the foregoing, (i) no holdback agreements of the type contemplated by this Section 2.05 shall be required of participating Holders unless the Company and each of the Company’s directors and executive officers agrees to be bound by a substantially identical holdback agreement for at least the same period of time and (ii) in the event of any conflict between this Section 2.05 and the terms of a specific holdback agreement, such holdback agreement shall control.

Section 2.06.      Underwriting Agreement in Underwritten Offerings. If requested by the managing underwriters for any Underwritten Offering, the Company and the participating Holders shall enter into an underwriting agreement in customary form with such underwriters for such offering; provided, however, that no Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (i) such Holder’s ownership of Registrable Securities to be transferred free and clear of all liens, claims and encumbrances created by such Holder, (ii) such Holder’s power and authority to effect such transfer, (iii) such matters pertaining to such Holder’s compliance with securities laws, and (iv) such Holder’s intended method of distribution, in each case as may reasonably be requested) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Section 2.08 hereof.

Section 2.07.      Registration Expenses Paid By Company. In the case of any Registration of Registrable Securities required pursuant to this Agreement (including any Registration that is delayed or withdrawn) or proposed Underwritten Offering pursuant to this Agreement, the Company shall pay all Registration Expenses regardless of whether the Registration Statement becomes effective or the Underwritten Offering is completed. The Company shall have no obligation to pay any Selling Expenses for Registrable Securities offered by any Holders, however for the avoidance of doubt, the Company shall be required to pay any selling expenses in relation to any offering of Common Stock for its own account pursuant to any Registration Statement that may also relate to any Registrable Securities offered by any Holders pursuant to this Agreement.

Section 2.08.      Indemnification.

(a)            Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder and such Holder’s officers, directors, employees, advisors, Affiliates and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act ) such Holder from and against any and all losses, claims, damages, liabilities (or actions in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable and documented costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), any such statement made in any free writing prospectus (as defined in Rule 405 under the Securities Act) that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act, any other document produced by or on behalf of the Company or any of its subsidiaries that is filed under the Exchange Act, or any testing-the-waters materials, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus, free writing prospectus or testing-the-waters materials, in light of the circumstances under which they were made) not misleading; provided, however, that the Company shall not be liable to any particular indemnified party in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof and such untrue statement or omission was not subsequently corrected in writing by such indemnified party to the indemnifying party prior to the sale of any such Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.

(b)            Indemnification by the Selling Holder. Each selling Holder agrees (severally and not jointly) to indemnify and hold harmless, to the full extent permitted by law, the Company and the Company’s directors, officers, employees, advisors, Affiliates and agents and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) from and against any Losses arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the Securities Act or testing-the-waters materials, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus, free writing prospectus or testing-the-waters materials, in light of the circumstances under which they were made) not misleading but only to the extent, in each of cases (i) or (ii), that such untrue statement or omission is contained in any information furnished in writing by such selling Holder to the Company expressly for inclusion in such Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus or testing-the-waters materials and such untrue statement or omission was not subsequently corrected in writing by such Selling Holder to the Company prior to the sale of any such Registrable Securities. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder under the sale of the Registrable Securities giving rise to such indemnification obligation. This indemnity shall be in addition to any liability the selling Holder may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any indemnified party.

(c)            Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that it is materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder, (c) the named parties to any proceeding include both such indemnified and the indemnifying party and the indemnified party has reasonably concluded (based on written advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (d) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent, but such consent may not be unreasonably withheld. If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party, which consent may not be unreasonably withheld. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnified party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation, but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm (in addition to any appropriate local counsel) at any one time from all such indemnified party or parties unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on written advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or in the reasonable judgment of such indemnified party may exist (based on advice of counsel to an indemnified party) between such indemnified party or parties and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

(d)            Contribution. If for any reason the indemnification provided for in Section 2.08(a) or Section 2.08(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 2.08(a) or Section 2.08(b), then the indemnifying party shall, to the fullest extent permitted by law, in lieu of indemnifying such indemnified party thereunder, contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such Loss as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.08(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.08(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party hereunder shall be deemed to include, for purposes of this Section 2.08(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. If indemnification is available under this Section 2.08, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.08(a) and Section 2.08(b) hereof without regard to the relative fault of said indemnifying parties or indemnified party. Notwithstanding anything in this Section 2.08(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.08(d) to contribute any amount in excess of the amount by which the net proceeds (after deducting the underwriters’ discounts and commissions) received by such indemnifying party from the sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate (before deducting expenses, if any) exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue statement or omission (which may include, but is not limited to, any amounts paid pursuant to Section 2.08(b) or paid as a result of liabilities incurred under the underwriting agreement, if any, related to such sale of Registrable Securities in the offering to which the Losses of the indemnified parties relate).

Section 2.09.      Reporting Requirements; Rule 144. Following the Listing, the Company shall use its reasonable best efforts to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and thereafter shall timely file such information, documents and reports as the SEC may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. If the Company is not required to file such reports during such period, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144 or Regulation S under the Securities Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell or distribute Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 (including in-kind distributions exempt from the requirements of Rule 144) or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (b) any rule or regulation hereafter adopted by the SEC. From and after the date hereof through the date upon which no Holder owns any Registrable Securities, the Company shall forthwith upon request furnish any Holder (i) a written statement by the Company as to whether it has complied with such requirements and, if not, the specifics thereof, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the SEC as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act.

Article 3
Miscellaneous

Section 3.01.      Term. This Agreement may be terminated by written agreement among the parties, and shall terminate on the date on which there are no remaining Registrable Securities held by the Holders; and in respect of any individual Holder, shall cease to apply to such Holder at such time as it holds no Registrable Securities, except for the provisions of Section 2.07 and Section 2.08 and all of this Article 3, which shall survive any such termination.

Section 3.02.      Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows or (c) when sent by email upon confirmation or acknowledgment of receipt thereof:

If to a Holder, to its address as set forth opposite its name on Schedule 1 hereto.

If to the Company to:

Turn Therapeutics Inc.
250 N. Westlake Blvd.

Westlake Village, CA 91362
Attention: Bradley Burnam
Email: brad@turntherapeutics.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention: Michael Kaplan, Stephen A. Byeff
Email: michael.kaplan@davispolk.com; stephen.byeff@davispolk.com

Any party may, by notice to the other party, change the address to which such notices are to be given.

Section 3.03.      Successors, Assigns and Transferees. (a)  This Agreement and all provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, a sale of all or substantially all of the Company’s assets, or a similar transaction, without the consent of the Holders; provided that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement. A Holder may assign its rights and obligations under this Agreement to any transferee that (i) is an Affiliate of a Holder, (ii) is a Holder’s or an Affiliate of a Holder’s family member or trust for the benefit of an individual or such person’s family member, or (iii) acquires from such Holder in a private placement a number of Ordinary Shares equal to at least 5% of the aggregate number of outstanding Ordinary Shares; and, in each case, executes a joinder agreement in the form attached hereto as Exhibit A. In addition, any Holder may assign its rights and obligations under this Agreement to any Affiliate of such Holder that directly holds Shares that executes a joinder in the form attached hereto as Exhibit A. Notwithstanding the foregoing, if such transfer is subject to covenants, agreements or other undertakings restricting transferability thereof, the Registration Rights shall not be transferred in connection with such transfer unless such transferee complies with all such covenants, agreements and other undertakings. Except as set forth in this Section 3.03, the Holders may not assign their rights and obligations hereunder.

(b)            Joinder. The Company shall be permitted to join stockholders of the Company as parties to this Agreement by having such stockholders execute a joinder agreement in the form attached hereto as Exhibit A.

(c)            Limitation on Subsequent Rights. Notwithstanding Section 3.03(b), the Company shall not, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder the right to include any of such securities in any registration filed under Section 2.01 hereof on other than a pro rata basis or a subordinate basis with respect to the Registrable Securities.

Section 3.04.      Governing Law; No Jury Trial.

(a)            This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof that would result in the application of any law other than the laws of the State of New York. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY COURT PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF AND PERMITTED UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE.

(b)            With respect to any Action relating to or arising out of this Agreement, each party to this Agreement irrevocably (i) consents and submits to the exclusive jurisdiction of the courts of the State of New York and any court of the United States located in the Borough of Manhattan in New York City; (ii) waives any objection which such party may have at any time to the laying of venue of any Action brought in any such court, waives any claim that such Action has been brought in an inconvenient forum and further waives the right to object, with respect to such Action, that such court does not have jurisdiction over such party; and (iii) consents to the service of process at the address set forth for notices in Section 3.02 herein; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law.

Section 3.05.      Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to seek specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

Section 3.06.      Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 3.07.      Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

Section 3.08.      Amendment; Waiver.

(a)            This Agreement may not be amended or modified and waivers and consents to departures from the provisions hereof may not be given, except by an instrument or instruments in writing making specific reference to this Agreement and signed by the Company and Holders of a majority of the Registrable Securities as of such time; provided, however, that any amendment, modification or waiver that results in a non-pro rata adverse effect on the rights of a Holder under this Agreement will require the written consent of such Holder.

(b)            Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party or parties.

Section 3.09.      Further Assurances. Each of the parties hereto shall execute and deliver all additional documents, agreements and instruments and shall do any and all acts and things reasonably requested by the other party hereto in connection with the performance of its obligations undertaken in this Agreement.

Section 3.10.      Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. This Agreement may be delivered via facsimile, electronic mail or other electronic format (including, but not limited to, “pdf,” “tif,” “jpg” or any other electronic imaged signature, including, without limitation, signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or “AdobeSign”) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the U.S. federal Electronic Signatures in Global and National Commerce (ESIGN) Act of 2000, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of the Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Turn Therapeutics Inc.

By:
	Name:	Bradley Burnam
	Title:	Chief Executive Officer

BEB Holdings, LLC

By:
	Name:	Bradley Burnam
	Title:	[Title]

By:
	Name:	Bradley Burnam

[Signature Page to the Registration Rights Agreement]

EXHIBIT A

Form of Joinder Agreement

[●], 2025

Reference is hereby made to the Registration Rights Agreement, dated [●] (the “RRA”), by and between Turn Therapeutics Inc., a Delaware corporation (the “Company”), and the Holders named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the RRA.

Pursuant to Section 3.03 of the RRA, each of the undersigned hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it shall be deemed to be a party to the RRA as if it were an original signatory thereto and hereby expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of a party thereto as the case may be, under the RRA. All references in the RRA to the “Holders” shall hereafter include each of the undersigned and their respective successors, as applicable.

Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as the Company, the Holders or any undersigned party may reasonably require to effect the purpose of this Joinder Agreement.

This Joinder Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof that would result in the application of any law other than the laws of the State of New York. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY COURT PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF AND PERMITTED UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE.

EXHIBIT A-1

With respect to any Action relating to or arising out of this Joinder Agreement, each party to this Joinder Agreement irrevocably (i) consents and submits to the exclusive jurisdiction of the courts of the State of New York and any court of the United States located in the Borough of Manhattan in New York City; (ii) waives any objection which such party may have at any time to the laying of venue of any Action brought in any such court, waives any claim that such Action has been brought in an inconvenient forum and further waives the right to object, with respect to such Action, that such court does not have jurisdiction over such party; and (iii) consents to the service of process at the address set forth for notices in Section 3.02 in the RRA; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law.

[Signature Pages Follow]

EXHIBIT A-2

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date herein above set forth.

Company:

Turn Therapeutics Inc.

By:
Name:
Title:

[Assignee]:

By:
Name:
Title:

SCHEDULE 1

Addresses for Notice for Holder Parties to Registration Rights Agreement

Holder’s Name	Address for Notice
BEB Holdings LLC	250 N. Westlake Blvd., Westlake Village, CA 91362

SCHEDULE 1-1